                                                           Exhibit 10.11

                                      AGREEMENT

         AGREEMENT dated as of July 17, 1996 between Apollon, Inc., a Pennsylvania corporation (the "Company"), and Richard Ginsberg ("Executive").

                                      WITNESSETH

         WHEREAS, in consideration of Executive's past and future service to the Company, the Company desires to provide certain protections to Executive in the event of a change in control of the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this a written agreement and intending to be legally bound, the parties agree as follows:

         1. Certain Definitions. The following terms will have the meanings set forth below for purposes of this Agreement:

         "Acquiring Person" shall mean a person or entity, alone or together with one or more other persons or entities acting in concert, whether or not pursuant to an express agreement, arrangement, relationship or understanding, including as a partnership, limited partnership, syndicate, or through any means of affiliation whether or not formally organized, who acquires, directly or indirectly, voting power over voting shares of the Company that constitute "Control Shares".

         "Acquisition Purchase Price" shall mean:

              (i) "Acquisition Purchase Price" shall be the maximum price paid per share by the "Acquiring Person" for any of its "Control Shares"; provided that, in the event that all or a portion of the consideration paid by the "Acquiring Person" for any of such "Control Shares" is in a form other than cash, then the "Acquisition Purchase Price" shall be any cash consideration paid plus the "Fair Market Value" of the non-cash consideration paid per share of such "Control Shares" on the date of such payment; or

              (ii) In the event that a "Change in Control" occurs without the purchase of "Control Shares", then the "Acquisition Purchase Price" shall be the "Fair Market Value" per share of the equity securities of the Company on the date of the "Change in Control".

         "Change in Control" shall mean:

              (i) The acquisition by any person or entity, alone or together with one or more other persons or entities acting in concert, whether or not pursuant to an express agreement, arrangement, relationship or understanding, including as a partnership, limited partnership, syndicate, or through any means of affiliation whether or not formally organized (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either the then outstanding Common Stock and Convertible Preferred Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

              (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an Acquiring Person or an affiliate or associate thereof) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

              (iii) Approval by the shareholders of the Company of (a) a reorganization, merger, or consolidation, in each case, with respect to which persons (other than an "Acquiring Person" or an affiliate or associate thereof) who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50% of the combined voting power of the surviving or resulting corporation's then outstanding voting securities entitled to vote generally in the election of directors, (b) a liquidation or dissolution of the Company or (c) the sale of all or substantially all of the assets of the Company.

         "Constructively". Executive shall have been terminated "Constructively" if, after, as a result of or in connection with a "Change in Control", (i) Executive is offered a position with the Company or its successor on terms, including compensation, benefits and duties to be performed, which are materially inferior to the terms of his position with the Company prior to the "Change in Control" or (ii) Executive's duties with the Company or its successor are substantially reduced within 12 months after a "Change in Control".

         "Control Shares" shall mean (i) those voting shares of the Company that, upon acquisition of voting power with respect to such shares by an "Acquiring Person", would result in a

"Change in Control" and (ii) voting shares of the Company beneficially owned by an "Acquiring Person" where such beneficial ownership was acquired (a) within 120 days of the day the person or group became an "Acquiring Person" or (b) with the intention of effecting a "Change in Control".

         "Fair Market Value" shall be the fair market value as determined in good faith by the "Incumbent Board" as defined herein.

         "Justifiable Cause" shall include theft, falsification of records, fraud, embezzlement, gross negligence or willful misconduct, causing the Company or its successor to violate any federal, state, or local law, or administrative regulation or ruling having the force and effect of law, insubordination, conflict of interest, diversion of corporate opportunity, or conduct that results in publicity that has a material adverse effect on the Company or its successor.

         2. Purchase of Shares. In the event of a "Change in Control", the Company or its successor shall (i) purchase for cash, at Executive's option, all or a portion of Executive's equity securities of the Company at the "Acquisition Purchase Price", such option to expire 12 months after the date of the "Change in Control"; and (ii) pay to Executive an amount in cash equal to the difference between the exercise price of all granted and outstanding but not yet exercisable stock options held by Executive immediately prior to the "Change in Control" and the "Acquisition Purchase Price" times the number of all such options, upon which payment all such options will terminate.

         3. Termination in Connection with a "Change in Control". In the event Executive's employment with the Company or its successor is terminated, either actually or "Constructively", by the Company or its successor (exclusive of termination for "Justifiable Cause") as a result of, in connection with or within 12 months after a "Change in Control", the Company or its successor shall pay to Executive severance pay, as liquidated damages and not as penalty, (i) an amount in cash equal to 6 months base salary of Executive (excluding any bonus) at the greater of the rate payable at the date of the "Change in Control" or the rate payable at the date of said termination ("Date of Termination"), which amount shall be accelerated and immediately due upon any such termination; and (ii) any bonus awarded by the Board of Directors of the Company on or prior to the Date of Termination and not yet paid to Executive.

         4.   Certain Additional Payments by the Company.

              a. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

              b. Subject to the provisions of Section 4.c., all determinations required to be made under this Section 4, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent certified public accountants engaged by the Company to audit its financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days after the Date of Termination or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 4.b., shall be paid to Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.c. and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the Underpayment and shall indemnify and hold Executive harmless, on an after-tax basis, for any Underpayment and any income tax, including interest and penalties with respect thereto, imposed as a result of the Underpayment.

              c. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or the Underpayment. Such notification shall be given as soon as practicable but no later than ten business days after Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                   (i) give the Company any information relating to such claim, reasonably requested by the Company,

                   (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to Executive,

                   (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                   (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.c., the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the

Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

              d. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.c., Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 4.c.) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.c., a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

         5. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise. The Company shall not be entitled to set off against the amounts payable to Executive hereunder any amounts earned by Executive in other employment after termination of his employment with the Company hereunder or any amounts which might have been earned by Executive in other employment had he sought such other employment. The amounts payable to Executive hereunder shall not be treated as damages but as severance compensation to which Executive is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

         6. Severability. If any of the covenants contained in this Agreement, any part of any such covenant, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or the remainder of the Agreement, which shall be given full effect, without regard to the invalid portions.

         7. Non-Waiver. The waiver or breach of any term or condition of this Agreement shall not be deemed to constitute a waiver or breach of any other term or condition.

         8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, and no modification or waiver of any provision hereof shall be valid unless it be in writing and signed by all of the parties hereto.

         9. Assignment. This Agreement and the rights and obligations of the Company hereunder shall bind and inure to the benefit of any successor or successors by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned or transferred by either party without the prior written consent of the other party.

         10. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon the legal representatives, heirs, distributees, successors and permitted assigns of the parties hereto.

         11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed therein.

         12. Headings. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend, or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

APOLLON, INC.



By: /s/ Vincent R. Zurawski, Jr.                /s/ Richard Ginsberg
-----------------------------------             --------------------
     Name: Vincent R. Zurawski, Jr.                 Richard Ginsberg
     Title: President and CEO
                                          7